Exhibit 5.1

650 Page Mill Road
Palo Alto, CA 94304-1050

PHONE 650.493.9300
FAX 650.493.6811
www.wsgr.com

December 12, 2012

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134-1599

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 12, 2012 (the “Registration Statement”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of up to 3,495,388 shares of common stock, par value $0.01 per share, of Cypress Semiconductor Corporation (the “Shares”) reserved for issuance pursuant to the Ramtron International Corporation 1995 Stock Option Plan, the Ramtron International Corporation 1999 Stock Option Plan, the Ramtron International Corporation Amended and Restated 2005 Incentive Award Plan, the Cypress Semiconductor Corporation Amended and Restated 2012 Incentive Award Plan (formerly the Ramtron International Corporation 2012 Incentive Award Plan) and the Employee Qualified Stock Purchase Plan, as amended (collectively, the “Plans”). As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the sale and issuance of the Shares pursuant to the Plans.

It is our opinion that the Shares will be, when issued and sold in the manner referred to in the Plans, legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati